Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-66347 and No. 333-20539) of Wild Oats Markets, Inc. of our report dated March 28, 2001 relating to the financial statements and financial statement schedule, which is appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Denver, Colorado
March 30, 2001